POWER OF ATTORNEY

We, the undersigned trustees and officers of the Lincoln Variable Insurance Products Trust (the “Trust”), hereby severally constitute and appoint Gordon Huellmantel, Jennifer M. Matthews, James Hoffmayer, Paul T. Chryssikos, Esq., Samuel K. Goldstein, Esq., and Christina E. Pron, Esq. as our true and lawful attorneys-in-fact, with full power in each of them to sign for us, in our names and in the capacities indicated below, the Trust Registration Statement on Form N-14 and any amendments or other documents related thereto (collectively, the “Documents”) with regard to the proposed reorganizations listed on Exhibit A, attached hereto, to be filed with the Securities and Exchange Commission on behalf of the Trust, hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to the Documents. This Power of Attorney was signed by us to be effective 12/9/2025.

Signature	Title

/s/ John Morriss
John Morriss	Chairman of the Board & Trustee

/s/ James Hoffmayer
James Hoffmayer	Chief Accounting Officer

/s/ Steve A. Cobb
Steve A. Cobb	Trustee

/s/ Peter F. Finnerty
Peter F. Finnerty	Trustee

/s/ Ken C. Joseph
Ken C. Joseph	Trustee

/s/ Barbara L. Lamb
Barbara L. Lamb	Trustee

/s/ Pamela L. Salaway
Pamela L. Salaway	Trustee

/s/ Manisha Thakor
Manisha Thakor	Trustee

/s/ Brian W. Wixted
Brian W. Wixted	Trustee

/s/ Nancy B. Wolcott
Nancy B. Wolcott	Trustee

Exhibit A

PROPOSED REORGANIZATIONS

Acquired Funds	Acquiring Funds
ClearBridge Variable Appreciation Portfolio	LVIP ClearBridge Appreciation Fund
ClearBridge Variable Dividend Strategy Portfolio	LVIP ClearBridge Dividend Strategy Fund
ClearBridge Variable Large Cap Growth Portfolio	LVIP ClearBridge Large Cap Growth Fund
ClearBridge Variable Large Cap Value Portfolio	LVIP ClearBridge Large Cap Value Fund